Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, April 7, 2005

CLAYTON WILLIAMS ENERGY REPORTS

OPERATIONS UPDATE

Midland, Texas, April 7, 2005 – Clayton Williams Energy, Inc.  (NASDAQ–NMS:CWEI) today reported the following update on operations:

Permian Basin Drilling Results

The Company has successfully completed four developmental wells in the Amacker-Tippett field in Upton County, Texas.  Interests in this field were acquired with the acquisition of Southwest Royalties, Inc. in May 2004.  Together, these wells are currently producing 3,480 mcfpd, 310 bopd and 368 bwpd.  Three of these wells were completed as gas wells and one as an oil well.

East Texas Drilling Results

The Company has temporarily abandoned the Catherine Destefano #1, a 14,600-foot exploratory well in Robertson County targeting the Knowles formation, after attempts to complete the well were unsuccessful.  The Company will record a pre-tax charge of approximately $7.2 million related to the abandonment of this well in the first quarter of 2005.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met.  Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility or oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production.  These risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums	Mel G. Riggs

Director of Investor Relations

Chief Financial Officer

(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com